                                                                    EXHIBIT 99.2

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997
                                (in thousands)

                                                                                        PRO FORMA
                                                                        PRO FORMA        GEMSTAR
                                             GEMSTAR     STARSIGHT     ADJUSTMENTS      STARSIGHT
                                             -------     ---------     -----------      ---------
           ASSETS
Current assets
  Cash and cash equivalents................. $50,054     $   9,855                       $  59,909
  Short-term investments....................  29,141        19,805                          48,946
  Prepaid expenses and other current assets.   5,489         2,158                           7,647
                                             -------     ---------                       ---------
    Total current assets....................  84,684        31,818                         116,502
Property and equipment, net.................   4,148           978                           5,126
Intangible assets, net......................   3,928         2,927                           6,855
Investments.................................   1,535             -                           1,535
Other assets................................   2,463             -                           2,463
                                             -------     ---------                       ---------
                                             $96,758     $  35,723                       $ 132,481
                                             =======     =========                       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued expenses..... $33,176     $   9,965                       $  43,141
  Current portion of deferred revenue.......   4,754        13,426                          18,180
                                             -------     ---------                       ---------
    Total current liabilities...............  37,930        23,391                          61,321
Deferred revenue, less current portion......   1,377         9,700                          11,077
Other liabilities...........................   5,161             -                           5,161
Shareholders' equity:
  Ordinary shares...........................     313       126,134      (126,134)(a)           468
                                                                             155 (a)

  Additional paid-in capital................  60,536             -       126,134 (a)       186,515
                                                                            (155)(a)

  Accumulated deficit.......................  (8,469)     (123,114)                       (131,583)
  Unearned compensation.....................       -          (388)                           (388)
  Cumulative translation adjustments........     (90)            -                             (90)
                                             -------     ---------                       ---------
    Net shareholders' equity................  52,290         2,632                          54,922
                                             $96,758     $  35,723                       $ 132,481
                                             =======     =========                       =========

   See notes to Unaudited Pro Forma Condensed Combined Financial Statements

       UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS
                                (in thousands)


                                                                                Year Ended March 31, 1997
                                                                       ----------------------------------------------
                                                                                                               Pro
                                                                                  Historical                  Forma
                                                                       -------------------------------      ---------
                                                                           Gemstar        StarSight
                                                                         Year ended       Year ended         Gemstar
                                                                       March 31, 1997   March 31, 1997      StarSight
                                                                       --------------   --------------      ---------
Revenues.........................................................          $71,121         $ 12,280          $83,401
Operating costs and expenses.....................................           48,740           39,028           87,768
                                                                           -------         --------          -------
Earnings (loss) from operations..................................           22,381          (26,748)          (4,367)
Other income.....................................................            4,073            1,083            5,156
                                                                           -------         --------          -------
Earnings (loss) from operations before income taxes..............           26,454          (25,665)             789
Income taxes.....................................................            8,369               --            8,369
                                                                           -------         --------          -------
Net Earnings (loss)..............................................          $18,085          (25,665)         $(7,580)
                                                                           =======         ========          =======
Earnings (loss) per share........................................          $  0.54           ($1.01)          ($0.16)
                                                                           =======         ========          =======
Shares used in per share calculation.............................           33,378           25,483           48,826
                                                                           =======         ========          =======

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) Reflects conversion of 25,614,686 shares of StarSight common stock into approximately 15,527,622 Gemstar Ordinary shares

(b) Gemstar and StarSight will incur direct transaction costs of approximately $6,000,000 associated with the Merger, consisting of transaction fees for attorneys, accountants, financial printing and other related charges. Gemstar and StarSight will also incur additional costs related to severance and other integration costs. All of these non-recurring costs will be charged to operations as incurred. Accordingly, these costs are not reflected in the unaudited pro forma condensed financial statements.